INDEPENDENT AUDITORS CONSENT


We consent to the incorporation by reference in Registration Statement Nos. 333-85299,
 333-85297, 333-85295, 333-85293, 333-85291, 333-85289, 333-85301 and 333-85303
dated August 16, 1999; 333-67131, 333-67133 and 333-67135 dated November
12, 1998; 333-51647 dated May 1, 1998; 333-45491, 333-45493,
 333-45495, 333-45507,
and 333-45499, dated February 3, 1998; 333-45423 dated February 2, 1998;
33-75564, 33-75566, 33-75568, 33-75572, 33-75574, 33-67822, and 33-67824 dated
February 1, 1995;  33-92430, 33-92428, 33-92432, and 33-92426 dated May 17,
1995; 33-92862 and 33-92860 dated May 30, 1995; 33-92858 dated June 1, 1995;
333-12941, 333-12875, and 333-12939 dated September 27, 1996; 333-17179 dated
December 3, 1996; 333-95207 dated January 24, 2000; 333-35722, 333-35729,
 333-35720, 333-35736, 333-35732, 333-35718 and 333-35716
dated April 27, 2000 of
BorgWarner Inc. on Form S-8 of our report dated February 7, 2001, incorporated by reference in the
Annual Report on Form 10-K/A of BorgWarner Inc. for the year ended December 31, 2000.


DELOITTE & TOUCHE LLP

Chicago, Illinois
June 27, 2001